Exhibit 99.1

Personalis Reports Second Quarter 2020 Financial Results

MENLO PARK, Calif. – August 6, 2020 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for cancer, today reported financial results for the second quarter ended June 30, 2020.

Second Quarter Highlights

•	Reported record revenues of $19.5 million in the second quarter of 2020 versus $15.8 million in the second quarter of 2019, an increase of 23%

•	A total of 32 customers have placed orders for NeXT as of June 30, 2020, with 6 of those customers placing their first orders in the second quarter of 2020

•	Announced a collaboration with Sarepta Therapeutics, Inc. (Nasdaq: SRPT), a leader in precision genetic medicine for rare disease

•	Announced expansion plans into China along with a partnership with Berry Genomics, who will provide services and support to Personalis

•	Achieved milestone of completing the 75,000th whole human genome sequenced under the contract with the U.S. Department of Veterans Affairs Million Veteran Program (VA MVP)

“I’m proud to say that we were able to report record revenues once again this quarter, with our team delivering strong execution across both our population sequencing and biopharma businesses, despite the impact from the COVID-19 pandemic, and we continued to see strong ordering levels from both our existing and new customers,” said John West, Chief Executive Officer. “In addition, our recently announced liquid biopsy product will be available to order immediately.”

Second Quarter 2020 Financial Results

Revenues were $19.5 million in the three months ended June 30, 2020, up 23.2% from $15.8 million in the same period of the prior year.  In the second quarter, the VA MVP accounted for $14.8 million of our total revenues, and the remaining $4.7 million was from biopharmaceutical and all other customers.

Gross margin was 24.0% for the three months ended June 30, 2020, compared with 37.3% in the same period of the prior year.

Operating expenses were $14.2 million for the three months ended June 30, 2020, compared with $10.0 million in the same period of the prior year.

Net loss was $9.3 million for the three months ended June 30, 2020 and net loss per share was $0.29 based on a weighted-average basic and diluted share count of 31.7 million, compared with a net loss of $5.9 million and a net loss per share of $0.89 based on a weighted-average basic and diluted share count of 6.6 million in the same period of the prior year.

Cash, cash equivalents, and short-term investments were $105.2 million as of June 30, 2020.

Outlook and COVID-19

Due to continued uncertainty surrounding the COVID-19 pandemic, Personalis will not provide an outlook for fiscal 2020 at this time and will plan to give an update during its third quarter earnings announcement and press release, to the extent practicable, based on available information at that time.

Webcast and Conference Call Information

Personalis will host a conference call to discuss the second quarter financial results after market close on Thursday, August 6, 2020 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone (866) 220-8061 for U.S. callers or (470) 495-9168 for international callers, using conference ID: 4682918. The live webinar can be accessed at https://investors.personalis.com.

About Personalis, Inc.

Personalis, Inc. is a growing cancer genomics company transforming the development of next-generation therapies by providing more comprehensive molecular data about each patient’s cancer and immune response. The Personalis® ImmunoID NeXT Platform® is designed to adapt to the complex and evolving understanding of cancer, providing its biopharmaceutical customers with information on all of the approximately 20,000 human genes, together with the immune system, from a single tissue or blood sample. Personalis also provides genomic information to the VA Million Veterans Program as part of their goal to sequence over a million veteran genomes. The Personalis Clinical Laboratory is GxP aligned as well as CLIA’88-certified and CAP-accredited. For more information, please visit www.personalis.com and follow Personalis on Twitter (@PersonalisInc).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.  Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  These risks, uncertainties and other factors relate to, among others: the timing and pace of new orders from customers; the launch of our new liquid biopsy product and customer adoption of such new products; the timing of tissue and blood sample receipts from customers, which can materially impact revenue quarter over quarter and year over year; whether orders for the NeXT platform® and revenues from biopharmaceutical customers will increase; the success of our collaborations and partnerships, including with Sarepta Therapeutics and Berry Genomics; the success of our international expansion plans; the evolution of cancer therapies and market adoption of our services; our expectations regarding future performance; and the COVID-19 pandemic, which may significantly impact our business and operations and the business and operations of our customers.  In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the period ended June 30, 2020, that will be filed following this earnings release.  All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date.  Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof.  We undertake no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media Contact:

Jennifer Havlek

pr@personalis.com

www.personalis.com

650-752-1300

PERSONALIS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues	$19,495	$15,825	$38,656	$29,900
Costs and expenses
Costs of revenues	14,823	9,923	29,945	20,014
Research and development	6,465	4,497	12,855	9,742
Selling, general and administrative	7,705	5,466	14,979	9,636
Total costs and expenses	28,993	19,886	57,779	39,392
Loss from operations	(9,498)	(4,061)	(19,123)	(9,492)
Interest income	246	200	756	284
Interest expense	—	(745)	(2)	(929)
Other income (expense), net	1	(1,261)	9	(1,413)
Loss before income taxes	(9,251)	(5,867)	(18,360)	(11,550)
Provision for income taxes	(4)	(2)	(34)	(4)
Net loss	$(9,255)	$(5,869)	$(18,394)	$(11,554)
Net loss per share, basic and diluted	$(0.29)	$(0.89)	$(0.58)	$(2.38)
Weighted-average shares outstanding, basic and diluted	31,731,628	6,597,007	31,538,329	4,853,325

PERSONALIS, INC.

SUPPLEMENTAL REVENUE INFORMATION (unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
VA MVP	$14,750	$8,536	$29,506	$16,879
All other customers	4,745	7,289	9,150	13,021
Total	$19,495	$15,825	$38,656	$29,900

PERSONALIS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share and per share data)

	June 30,	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$25,042	$55,046
Short-term investments	80,191	73,243
Accounts receivable, net	5,375	3,300
Inventory and other deferred costs	6,524	4,606
Prepaid expenses and other current assets	2,989	3,383
Total current assets	120,121	139,578
Property and equipment, net	12,650	14,106
Operating lease right-of-use assets	10,991	1,845
Other long-term assets	1,760	1,762
Total assets	$145,522	$157,291
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,491	$7,337
Accrued and other current liabilities	6,594	6,648
Contract liabilities	28,952	35,977
Total current liabilities	43,037	49,962
Long-term operating lease liabilities	9,233	639
Other long-term liabilities	129	—
Total liabilities	52,399	50,601
Commitments and Contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value — 200,000,000 shares authorized; 31,872,122 and 31,243,029 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	3	3
Additional paid-in capital	251,997	247,282
Accumulated other comprehensive income (loss)	106	(6)
Accumulated deficit	(158,983)	(140,589)
Total stockholders’ equity	93,123	106,690
Total liabilities and stockholders’ equity	$145,522	$157,291